Exhibit 5.1

McGuire, Craddock & Strother, P.C.

Attorneys And Counselors

2501 N. Harwood

Suite 1800

Dallas, Texas 75201

Telephone (214) 954-6800

Telecopier (214) 954-6868

May 15, 2019

Hallmark Financial Services, Inc.

777 Main Street

Suite 1000

Fort Worth, Texas 76102

Re:	Form S-3 Registration Statement

Gentlemen:

We have acted as counsel to Hallmark Financial Services, Inc., a Nevada corporation (the “Company”), in connection with its filing of a Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering and sale, from time to time as set forth in the Registration Statement and one or more supplements to the prospectus contained therein, of the Company’s (i) common stock, par value $0.18 per share, (ii) debt securities, (iii) warrants, (iv) stock purchase contracts, and (v) stock purchase units (individually, a “Security” and, collectively, the “Securities”). This letter is being delivered to you pursuant to the requirements of Item 601(b)(5) of Regulation S-K in connection with the Registration Statement.

In connection with this opinion, we have relied as to matters of fact, without investigation, upon certificates of public officials. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including (i) the Registration Statement, (ii) the form of indenture filed as an exhibit to the Registration Statement, (iii) the Company’s Articles of Incorporation, as amended and currently in effect, (iv) the Company’s Amended and Restated Bylaws, as currently in effect, and (v) records of proceedings and actions of the Company’s Board of Directors relating to the Registration Statement and related matters.

Hallmark Financial Services, Inc.

May 15, 2019

In connection with this opinion, we have assumed at all applicable times the legal capacity of all natural persons, the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the due authority of the parties signing such documents, the authenticity of the documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. In making our examination of documents executed or to be executed by parties, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the valid existence of the Company, the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents, and the validity and binding effect thereof.

In addition, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act, (ii) a prospectus supplement will have been filed with the Commission describing the Securities offered thereby, (iii) all Securities will be issued and sold in compliance with applicable Federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement, (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, (v) any debt securities that may be issued will be issued in a form that complies with the indenture, and that such indenture and any supplemental indenture to be entered into in connection with the issuance of such debt securities (collectively, the “Indenture”) will be manually signed or countersigned, as the case may be, by duly authorized officers of the trustee named therein, and (vi) any Securities issuable upon conversion, exchange, redemption or exercise of any other Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption, or exercise. We have further assumed that the terms of the Securities will have been established so as not to, and that the execution and delivery by the parties thereto and the performance of such parties’ obligations thereunder will not, violate, conflict with or constitute a default under (i) any agreement or instrument to which the parties thereto are subject, (ii) any law, rule or regulation to which the parties thereto are subject, (iii) any judicial or regulatory order or decree of any governmental authority, or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority.

Our opinions set forth below are subject to (i) the effects of bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting the rights and remedies of creditors generally (including, without limitation, the effect of statutory and other laws regarding fraudulent conveyances, fraudulent transfers and preferential transfers), (ii) the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability, and materiality (regardless of whether the enforceability of the Securities is considered in a proceeding at law or in equity), (iii) the possible unenforceability of indemnity and contribution provisions, (iv) the effect and possible unenforceability of choice of law provisions, (v) the possible unenforceability of provisions purporting to waive rights or defenses where such waiver is against public policy, (vi) the possible unenforceability of provisions purporting to exonerate any party for negligence or malfeasance, or to negate any remedy of any party for fraud, (vii) the possible unenforceability of forum selection clauses, (viii) the possible unenforceability of provisions permitting modification of an agreement only in writing, and (ix) the effect of laws requiring mitigation of damages.

Hallmark Financial Services, Inc.

May 15, 2019

On the basis of the foregoing and the other matters set forth herein, we hereby are of the opinion that:

1.       With respect to shares of common stock to be offered pursuant to the Registration Statement, when (a) the Company has taken all necessary action to authorize and approve the issuance of such shares of its common stock, the terms of the offering thereof, and related matters, and (b) such shares of the common stock have been issued and delivered against payment therefor which is not less than the par value thereof, then such shares of the common stock will have been validly issued, fully paid and non-assessable.

2.       With respect to any series of debt securities to be issued pursuant to the Registration Statement and under the Indenture, when (a) the Trustee is qualified to act as Trustee under the Indenture, (b) the Trustee has duly executed and delivered the Indenture, (c) the Indenture has been duly authorized and validly executed and delivered by the Company to the Trustee, (d) the Company has taken all necessary action to authorize and approve the issuance and terms of such debt securities, the terms of the offering thereof, and related matters, and (e) such debt securities have been duly executed, authenticated, issued, and delivered in accordance with the provisions of the Indenture upon payment of the consideration therefor provided for therein, then such debt securities will constitute valid and binding obligations of the Company.

3.       With respect to any warrants to be offered pursuant to the Registration Statement, when (a) the Company has taken all necessary action to authorize and approve the issuance of such warrants, the terms of the offering thereof and related matters, and (b) a warrant agreement with respect to such warrants has been duly authorized, executed, and delivered by the Company and the other parties thereto against payment therefor, then such warrants will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.       With respect to any stock purchase contracts to be offered pursuant to the Registration Statement, when (a) the Company has taken all necessary action to authorize and approve the issuance of such stock purchase contracts, the terms of the offering thereof and related matters, and (b) each stock purchase contract has been duly authorized, executed, and delivered by the Company and the other parties thereto against payment therefor, then such stock purchase contracts will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

Hallmark Financial Services, Inc.

May 15, 2019

5.       With respect to any stock purchase units to be offered pursuant to the Registration Statement, when (a) the Company has taken all necessary action to authorize and approve the issuance of such stock purchase units, the terms of the offering thereof and related matters, (b) the terms of the collateral arrangements relating to such stock purchase units have been duly established and any agreements with respect thereto have been duly authorized, executed, and delivered by the Company and the other parties thereto, and (c) purchase agreements for such stock purchase units have been duly authorized, executed, and delivered by the Company and the other parties thereto against payment therefor, then such stock purchase units will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

Our opinions expressed above are limited to the Private Corporations Law of the State of Nevada and the laws of the State of Texas, and we do not express any opinion herein concerning any other law.  This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to our firm under the caption “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required by the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ MCGUIRE, CRADDOCK & STROTHER, P.C.